Exhibit 32.2
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Southern Community Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David R. Coxon, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David R. Coxon
David R. Coxon
Acting Chief Financial Officer*

November 14, 2008

*Mr. Coxon, who serves as the Company’s CEO, is performing the functions of the Company’s principal financial officer until such time as a permanent replacement for the Company’s CFO is identified and approved.